Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report of Flowco Holdings Inc. (the “Registrant”) on Form 10-Q for the period ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph R. Edwards, President and Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 11, 2026	By:	/s/ Joseph R. Edwards
Joseph R. Edwards
President and Chief Executive Officer